                                  EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT


               THIS AGREEMENT ("Agreement") is dated as of May 15, 1997 ("Effective Date") by and between Modern Records, Inc., a California corporation (the "Company"), and Steven Randall Jackson (the "Employee").

               1. Employment. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company on the terms and conditions hereinafter set forth.

                      (a) Position. The Employees shall serve as President and Chief Operating Officer, and, as such, the Employee hereby promises to perform and discharge well and faithfully the duties that may be assigned to him from time to time by the Board of Directors.

                      (b) Full Time Employment. The Employee shall devote his full business time, retention and energies to the business of the Company as may reasonable be required by the Board.

               2. Compensation. As reimbursement to the Employee for his services hereunder the Company shall compensate the Employee as follows:

                      (a) Base Salary. The Employee shall receive a base salary as may be adjusted from time to time. The "Base Salary" is payable in conformity with the Company's then current payroll practice as modified from time to time as follows:

                             (i) Commencing on the Effective Date and ending on
               December 31, 1997, the amount of $16,667.67 per month.

                             (ii) Commencing on July 1, 1998, and ending on
               December 31, 1998, the amount of $16,667.67 per month.

                             (iii) Commencing on January 1, 1999, and
               thereafter, such amount as the Board of Directors shall determine.

                      (b) Bonus. The Employee may be eligible to receive a cash bonus if, when and in the amount determined by the Board of Directors from time to time.

                      (c) Expenses. Employee shall be entitled to receive prompt reimbursement for all reasonable expenses, permitted under the Company's expense reimbursement policy, that are incurred by him in connection with his services hereunder. The Employee shall account to the Company for such expenses in accordance with the Company's reasonable policies.

                      (d) Employee Benefit Programs. Company shall use its best efforts to obtain group health, life and dental benefits for its employees, provided, however, that until such time as Employee is covered under a group health plan maintained by the Company, the Company shall reimburse Employee for premiums paid by him to maintain individual health insurance which was in effect with respect to Employee on the Effective Date hereof or to maintain continuation coverage under the group health plan of a prior

                             (i) any Base Salary installments due for the
               calendar month in which the Date of Termination occurs;

                             (ii) any Bonus declared by the Board prior to the
               Date of Termination but unpaid; and

                             (iii) payments accrued under any benefit plans
               through the Date of Termination.

                      (c) Termination by the Company. Notwithstanding the provisions of Section 4 and as a mutually exclusive alternative to the provisions of Section 5(a), 5(b), 5(d) and 5(e), the Company may terminate the Employee's employment hereunder at any time, for any reason, including but not limited to, as a result of Company's determination to cease the active conduct of its business prior to the Expiration Date of this Agreement by delivering to the Employee a Notice of Termination, as provided in Section 5(f). For a period which commences on its Date of Termination and ends six (6) months later, the Employee's exclusive termination remuneration at the event of Termination under this Section 5(e) shall be continuation of coverage under the medical, dental and life insurance programs maintained by the Company to the extent such continuation thereunder is permitted under the terms of the insurance contracts governing such programs, or, in the alternative reimbursement of Employee for premiums paid to maintain medical coverage under the continuation coverage provisions of the Consolidated Omnibus Budge Reconciliation Act of 1986.

                      (d) Termination for Cause. Notwithstanding the provisions of Section 5(e) and in the alternative thereto, if the Employee's employment with the Company is terminated for Cause (as specified below), the Employee's exclusive termination remuneration shall be the amounts provided under Sections 2(b), (c), and (d), accrued to the Date of Termination. The determination of "Cause" shall be made in accordance with the normal personnel practices of the Company, and as approved by the Board of Directors of the Company within ten (10) business days of written notice to the Employee and an opportunity for the Employee to meet with the Board to discuss the basis for such determination. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder upon (1) the Employee having been convicted of any felony or other crime involving moral turpitude; (2) the continued and habitual use of narcotics or alcohol to an extent which materially impairs the Employee's performance of his duties hereunder; (3) malfeasance or gross negligence by the Employee in the performance of his duties hereunder; (4) the knowing, continued violation to a material extent by the Employee of any material provision of this

        Agreement; or (5) willful and gross misconduct by the Employee materially injurious to the Company.

                      (e) Voluntary Termination. Notwithstanding Sections 5(a), 5(b), 5(c) and 5(d), the Employee may terminate his employment with the Company at any time, by giving the Company a Notice of Termination, as provided in Section 5(f). If the Employee voluntarily terminates his employment with the Company under this Agreement, the Employee's exclusive termination remuneration shall be the amounts determined under Sections 2(a), (c), and (d), accrued through the Date of Termination.

                             (i) Notice of Termination. For purposes of this
               Agreement, the term "Notice of Termination" shall mean a written document delivered to the Employee, which shall specify the section of this Agreement under which termination is made. Termination shall be effective thirty (30) calendar days after the Notice of Termination is given. Notwithstanding the foregoing, the Notice of Termination shall be effective immediately in the event the Employee is terminated for Cause.

                      (f) Date of Termination. For purposes of this Agreement, the term "Date of Termination" shall mean the effective date of a Notice of Termination, as provided in Section 5(f) or the date of the Employee's death.

               6. Restriction of Employee's Activities. During the period of his employment and during the period of the Company is making payments to the Employee pursuant to Section 5(c) of this Agreement, even though the Employee is not then employed by the Company, the Employee agrees that unless the Company shall prior thereto consent in writing, he shall not engage in any activity for or have any interest in any person, firm, corporation, partnership or business (whether as an advisor, principal, consultant, independent contractor, agent, partner, officer, director, stockholder, employee, member of any association or otherwise that engages in any activity within the State of California or any counties in the State of California, except for investments as a passive investor in companies, partnerships or limited liability companies that do not involve any commitment of time (other than reasonable time for managing Employee's personal investment(s) and do not involve Employee taking a position as an officer, director, employee, advisor or consultant to such entity, unless approved by the Board of Directors from time to time.

               7. Confidential Information. Employee shall not during the period of his employment by Company or at any time thereafter divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of business of the Company or its subsidiaries and affiliates) the Company's Confidential information. As used herein, the term Company's "Confidential Information" shall mean (1) any knowledge or information which Employee has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of his employment by Company, whether developed by himself or by others and whether developed or acquired by Company, or its subsidiaries or affiliates, from others, concerning any trade secrets, including, but not limited to trade secrets as defined in Section 3416.1 of the California Civil Code, confidential or secret designs, processes, formulas, plans, devices or material (whether or not copyrighted or copyrightable or patented as patentable) directly or indirectly materially useful in any aspect of the business of the Company, or its subsidiaries or affiliates; (2) the names and locations and requirements of any customers, prospective customers, vendors, suppliers of, or any other persons having a business relationship during the term of this Agreement with Company or its subsidiaries or affiliates; (3) any confidential or secret development or research work of Company, or its subsidiaries or affiliates, whether developed by Employee individually, jointly or by others,
(4) all accounting, cost, revenue and other financial records and documents of the Company, as well as the contents thereof; (5) documents, agreements, correspondence and other similar business records of the Company; and (6) any other confidential or secret aspect of the business of Company, or its subsidiaries and affiliates. Employee acknowledges that the Company's Confidential Information constitutes a unique and valuable asset of Company acquired at great time and expense by Company which is secret and confidential and which will only be available to or communicated to Employee in confidence in the course of his professional duties, and that any disclosure or other use of Company's Confidential Information other than for the sole benefit of Company would be wrongful and could cause irreparable and incalculable harm to Company and to its subsidiaries and affiliates. Both during and after his employment with Company. Employee will refrain from any knowing acts or omissions that would materially reduce the value to the Company, of the Confidential Information of Company or its subsidiaries and affiliates. Anything herein to the contrary notwithstanding, no knowledge or information described herein that is part of the public domain or otherwise acquired by Employee outside the course of his employment with the Company shall be deemed Confidential Information hereunder.

               8. Property Rights. Employee shall promptly and fully inform Company of, and disclose to Company, any and all ideas, concepts, themes, inventions, designs, creations, improvements and discoveries that he makes during the term of this Agreement, whether individually or jointly in collaboration with others, which relate, at the time any such item is conceived or reduced to practice, to Company's business or to actual or anticipated research or development of the Company, or which result from any work performed by Employee for Company. Employee agrees that any and all intellectual properties, including, but not limited to all ideas, concepts, themes, inventories, designs, creations, improvements or discoveries conceived, developed or written by Employee, either individually or jointly in collaboration with others, pursuant to this Agreement, whether patentable or unpatentable or copyrightable or uncopyrightable, shall belong to and be the sole and exclusive property of Company. Employee shall assist Company in obtaining patents or copyright registration on such intellectual properties and exercise all documents and do all things necessary to enable Company to obtain and enforce full and exclusive title to such properties.

               9. Successors Binding Agreement. This Agreement is fully assignable by the Company to any successor, provided, however, that said successor shall be obligated to perform this Agreement in accordance with its terms. As to the Employee, this is a personal service contract and the Employee may not assign this Agreement or any part hereof without the prior written consent of the Company, which consent may be withheld by the Company for any reason it deems appropriate.

               10. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or when placed in the United States mail, by certified mail, return receipt requested, postage prepaid, addressed as follows:

               By the Company:

                      Modern Records, Inc.
                      _________________________________
                      _________________________________
                      _________________________________


               If to the Employees:
                      _________________________________
                      _________________________________
                      _________________________________


               With a copy to:

                      David Kern Peteler, Esq.
                      Law Offices of David Kern Peteler
                      5260 Campo Road, Suite 200
                      Woodland Hills, CA  91364

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

               11.    Remedies.

                      (a) Injunctive Relief. Company and Employee agree that it would be difficult to calculate the extent of damages caused and to compensate Company duly for such damages for any violation of the provisions of the Agreement by the Employee. Accordingly, Company and Employee agree that Company shall be entitled to temporary and permanent injunctive relief, without necessity of posting bond, to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of Company to claim and recover damages from the Employee in addition to injunctive relief;

                      (b) Offset. In the event that Employee breaches this Agreement, Company shall have the right to offset any damages it meets with regard to such breach, against any sums that remain thereafter due to Employee hereunder, provided, however, that the exercise of such right of offset shall in no way diminish Company's rights to seek any other remedies it may be entitled to hereunder at or in equity;

                      (c) Uniform Trade Secrets Act. In the event Employee breaches Section 8 of this Agreement, Company shall have the right to invoke any and all remedies provided under the California Uniform Trade Secrets Act (California Civil Code Sections 3426, et seq.) or other statutes or common law remedies of similar effect.

               12. Publicity. Employee shall not make any public announcements, press releases, or similar public communications without the prior approval of the Company's Board of Directors.

               13. Prior Agreements; Modifications; Waiver. This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof, and supersedes any prior or contemporaneous agreements, letters of intent, or other understandings between the parties. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by this Employee and a non-interested majority of the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

               14. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

               15. Severability. To the extent any provision or any portion of any provisions of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

               16. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

               17. Tax Consequences. The Company shall have no obligation to any person entitled to the benefits of this Agreement with respect to any tax obligation any such person incurs as a result of or attributable to this Agreement, including all supplemental agreements and employee benefit plans incorporated by reference therein, or arising from any payments made or to be made hereunder or thereunder.

               18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, even though the parties do not sign the same counterpart.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                            MODERN RECORDS, INC.



                                            By:
                                               ---------------------------------
                                            Title:


                                            EMPLOYEE



                                            /s/ Steven Randall Jackson
                                            ------------------------------------
                                            Steven Randall Jackson